Exhibit 99.2

HARDINGE Second Quarter 2012 Financial Results Conference Call August 9, 2012 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 www.hardinge.com

Rebounding with Recovery 3 ($ in millions) $345 $214 $257 $342 $342 $75 $90 $91 $87 Quarterly Net Sales Annual Net Sales $86

Improved Operating Leverage 4 Quarterly Sales and Gross Margin Annual Sales and Gross Margin Solid Q2 2012 gross margin Favorable product mix compared with last year’s second quarter Gross Margin down slightly compared with Q1 2012 on lower replacement parts and services sales as a percent of total sales Sales ($ in millions) * Gross Profit and Gross Margin for 2008 and 2009 were adjusted to exclude unusual items. See supplemental slides for Adjusted Gross Profit and Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Profit and Gross Margin

Operating Margin Expands 5 Quarterly Sales & Operating Margin Annual Sales & Operating Margin Q2 2012 SG&A was relatively unchanged at $19 mm, or 22.1% of sales, compared with the prior year quarter SG&A increase compared with Q1 2012 SG&A of $18 mm was related to variable expenses on higher sales and increased levels of marketing and trade show activity Expected SG&A run rate of ~ $19 - $20 mm per quarter Sales ($ in millions)* Operating Income and Operating Margin for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for Adjusted Operating Income and Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Income and Operating Margin

Quarterly Net Income Annual Net Income Solid Earnings 6 ($ in millions) * Net income for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income

Emphasis on Productivity and Cash Sales per Employee ($ in thousands) Inventory Turns (Avg) Managed Working Capital* as a Percent of Sales Receivable Days Outstanding (Avg) 7 * Managed Working Capital is defined as : Receivables + Inventory - Payables - Customer Deposits

8 Driving Cash Generation Quarterly EBITDA & Margin 7.3% 9.2% 6.0% 6.9% 7.8% ($ in millions) 4.3% (5.0)% 2.4% 7.1% 7.5% Annual EBITDA & Margin * EBITDA and EBITDA Margin for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for Adjusted EBITDA and EBITDA Margin reconciliation and other important disclaimers regarding Adjusted EBITDA and EBITDA Margin

9 Financial Strength Total Debt ($ in millions) * Reflects expansion capital investments in China and Switzerland Cash & Cash Equivalents Capital Expenditures ** 2012 Capital expenditure guidance of $8-$9 million as of August 9, 2012 Debt 6/30/12 Current $15.5 Long-term 6.1 Total $21.6

10 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $311 $372 $297 $175 $341 Quarterly Orders $80 $81 $69 $81 $108 Year-over-year orders declined in North America and China due to slowing industrial growth Sequentially orders were down 1% as orders out of Europe offset declines in North America and Asia

Oxford Economics Machine Tool Forecast Source: Oxford Economics Spring 2012 Global Machine Tool Outlook Report 11 Emerging Economies Drive Demand Growth Machine Tool Consumption (in US$ billions) Drivers of Machine Tool Consumption: Replacement of technologically obsolete older machines Shrinking supply of skilled machinists Growing middle class in emerging economies Advancing productivity for global competitiveness China: 73% of Asian demand Previous world peak surpassed in 2011 Data as of Spring 2012; next update is expected in October 2012

12 Strategy Capitalize on global expansion of machine tool consumption China and Europe present near term uncertainty, but there is long-term global potential Leverage the strength of our brands to capture a larger share of our addressable market Support our channels to market through trade shows, training and supporting marketing efforts Emphasizing growth in developing economies Continue to improve cash generation potential Focus on foundational values: Quality, customer service, continuous process improvement, global thinking, and employee development

HARDINGE First Quarter 2012 Earnings Conference Call August 9, 2012 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

HARDINGE NASDAQ: HDNG SUPPLEMENTAL SLIDES www.hardinge.com

Annual Adjusted Gross Profit Reconciliation 15 ($ in millions) Gross Profit for 2008 and 2009 was adjusted to exclude unusual items. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. 2008 2009 2010 2011 Q2 2012 TTM Sales $345.0 $214.1 $257.0 $341.6 $342.4 Cost of sales 252.7 173.3 195.7 250.5 248.5 Gross profit 92.3 40.8 61.3 91.1 93.9 Inventory impairment 7.8 5.0 - - - Adjusted gross profit 100.1 45.8 61.3 91.1 93.9 Adjusted gross margin 29.0% 21.4% 23.9% 26.7% 27.4% www.hardinge.com

Annual Adjusted Net Income / EBITDA Reconciliation

HARDINGE

($ in millions, except for EPS)

	2008	2009	2010	2011	Q2 2012 TTM
Net Income	($34.3)	($33.3)	($5.2)	$12.0	$13.6
Inventory impairment	7.8	5.0	-	-	-
Goodwill write-off	24.4	-	-	-	-
Restructuring	3.2	5.4	-	-	-
Gain on sale & acquisition	-	-	(1.7)	-	-
Other	-	-	3.5	-	-
Net Income / Adjusted Net Income	1.1	(22.9)	(3.4)	12.0	13.6
Plus: Interest expense net of interest income	1.4	1.8	0.3	0.2	0.4
Taxes	3.1	1.9	2.2	4.4	4.1
Adjusted operating income	5.6	(19.2)	(0.9)	16.6	18.2
Depreciation and amortization	9.4	8.5	7.0	7.7	7.5
EBITDA / Adjusted EBITDA (1)	15.0	(10.7)	6.1	24.3	25.6
Adjusted Net Income	1.1	(22.9)	(3.4)	12.0	13.6
Inc. to Participating Security	-	-	-	(0.2)	(0.2)
Income for Common Shares	$1.1	($22.9)	($3.4)	$11.8	$13.4
Weighted AVG Diluted Shares	11.3	11.4	11.4	11.6	11.6
Adjusted Diluted EPS	$0.10	($2.01)	($0.30)	$1.02	$1.16

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Net Income, Operating Income and diluted EPS for 2008, 2009 and 2010 was adjusted to exclude unusual items.

Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income, adjusted Operating Income and adjusted diluted EPS which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

(1) Adjusted EBITDA, a non-GAAP financial measure, is defined as adjusted earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.

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Quarterly Financial Appendix

HARDINGE

($ in thousands, except for per share data)

	Quarter Ended							
	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012
Net sales	$ 71,931	$ 82,008	$ 73,482	$ 86,656	$ 90,389	$ 91,046	$ 74,650	$ 86,320
Cost of sales	53,994	62,266	54,406	63,353	64,840	67,946	53,427	62,314
Gross profit	17,937	19,742	19,076	23,303	25,549	23,100	21,223	24,006
Gross profit margin	*24.9%*	*24.1%*	*26.0%*	*26.9%*	*28.3%*	*25.4%*	*28.4%*	*27.8%*
Selling, general and administrative expenses	18,717	16,494	16,673	18,993	18,943	18,990	17,633	19,081
(Gain) loss on sale of assets	(732)	(85)	(25)	7	(5)	69	(2)	(12)
Other (income) expense	(9)	67	177	(72)	284	397	204	99
(Loss) income from operations	(39)	3,266	2,251	4,375	6,327	3,644	3,388	4,838
Operating margin	*(0.1)%*	*4.0%*	*3.1%*	*5.0%*	*7.0%*	*4.0%*	*4.5%*	*5.6%*
Interest expense	103	92	78	93	97	102	140	269
Interest income	(18)	(3)	(39)	(48)	(45)	-	(24)	(27)
(Loss) income before income taxes	(124)	3,177	2,212	4,330	6,275	3,542	3,272	4,596
Income tax expense	1,074	1,253	831	1,217	2,025	300	829	956
Net (loss) income	$ (1,198)	$ 1,924	$ 1,381	$ 3,113	$ 4,250	$ 3,242	$ 2,443	$ 3,640
Diluted (loss) earnings per share	$ (0.11)	$ 0.17	$ 0.12	$ 0.27	$ 0.36	$ 0.28	$ 0.21	$ 0.31
Cash dividends declared per share	$ 0.005	$ 0.005	$ 0.005	$ 0.005	$ 0.02	$ 0.02	$ 0.02	$ 0.02

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($ in thousands) 18 (1) EBITDA, a non-GAAP financial measure, is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. Quarter Ended 9/30/2011 12/31/2010 3/31/2011 6/30/2011 9/30/2011 12/31/2011 3/31/2012 6/30/2012 GAAP net income (loss) ($1,198) $1,924 $1,381 $3,113 $4,250 $3,242 $2,443 $3,640 Plus: Interest expense, net 85 89 39 45 52 102 116 242 Income tax expense 1,074 1,253 831 1,217 2,025 300 829 956 Depreciation and amortization 1,755 1,678 1,916 1,980 1,989 1,851 1,743 1,915 EBITDA (1) $1,716 $4,944 $4,167 $6,355 $8,316 $5,495 $ 5,131 $6,753 Quarterly Net Income and EBITDA Reconciliation www.hardinge.com